Exhibit 99.1
Unity Announces Third Quarter 2021 Financial Results
Q3 revenue up 43% year-over-year, exceeding expectations; company raises guidance and announces intent to acquire Weta Digital
SAN FRANCISCO, Calif., Nov 9, 2021 — Unity Software Inc. (NYSE: U), the world’s leading platform for creating and operating interactive, real-time 3D (RT3D) content, today announced third quarter 2021 revenue of $286.3 million, which is up 43% from the same period in 2020 and ahead of guidance. The company is increasing full year revenue guidance.
Additionally, Unity announced today it has entered into a definitive agreement to acquire Weta Digital, specifically its award-winning engineering talent and artist pipeline, tools and technology. This acquisition is designed to put the most exclusive and sophisticated visual effects (VFX) tools into the hands of millions of creators and artists around the world, and once integrated onto the Unity platform, enable the next generation of RT3D creativity.
“Unity’s strong performance this quarter was driven by innovation in data science, vertical growth and making significant strides in bringing RT3D technologies and tools to as many creators and artists as possible,” said John Riccitiello, President and Chief Executive Officer, Unity. “And today we are proud to announce our intentions to acquire Weta Digital as we aim to bring their dozens of tools and assets to creators around the world. This sends a powerful message: all types of creators and digital artists can turn to Unity to create rich, interactive content and build experiences regardless of industry.”
“We delivered another strong quarter in Q3 2021 with $286 million in revenue, continuing to add new customers and expanding our business within existing customers. The strong momentum gives us the confidence to raise our revenue growth guidance to 40% for the full year,” said Luis Visoso, Chief Financial Officer, Unity. "Bringing Weta Digital into the Unity family will materially advance our relevance with artists, and increase our addressable market, setting us up well for our long term growth prospects.”
Third Quarter 2021 Financial Highlights
•Revenue was $286.3 million, an increase of 43% from the third quarter of 2020.
•Create Solutions and Operate Solutions revenue was $83.7 million and $185.0 million, respectively, an increase of 34% and 54%, respectively, from the third quarter of 2020. Strategic Partnerships and Other revenue was $17.6 million, a decrease of 3% from the third quarter of 2020.
•Loss from operations was $126.8 million, or 44% of revenue, compared to loss from operations of $141.7 million, or 71% of revenue, in the third quarter of 2020.
•Non-GAAP loss from operations was $12.1 million, or 4% of revenue, compared to a non-GAAP loss from operations of $8.4 million, or 4% of revenue, in the third quarter of 2020.
•Basic and diluted net loss per share was $0.41, compared to basic and diluted net loss per share of $0.97 in the third quarter of 2020.
•Basic and diluted non-GAAP net loss per share was $0.06, compared to basic and diluted non-GAAP net loss per share of $0.09 in the third quarter of 2020.
•973 customers each generated more than $100,000 of revenue in the trailing 12 months as of September 30, 2021, compared to 739 as of September 30, 2020.
•Dollar-based net expansion rate as of September 30, 2021 was 142% as compared to 144% as of September 30, 2020.
•Net cash provided by operating activities was $43.6 million for the third quarter of 2021, compared to net cash provided by operating activities of $20.6 million for the same period last year. Free cash flow in the third quarter of 2021 was $34.2 million, compared to $10.9 million for the same period last year. Cash, cash equivalents, and restricted cash were $766.3 million as of September 30, 2021, compared to $1.8 billion as of September 30, 2020.

Recent Business Highlights
•Unity announces general availability of Tech Stream 2021.2. The latest release includes key functionality updates focused on quality, productivity and performance, including extensive work on the Universal Render Pipeline (URP), an introduction to feature sets, the one-click package installation and configuration tool and improved deferred rendering URP support for some mobile platforms.
•Unity’s Operate Solutions introduces new offerings. Unity introduced Unity Gaming Services (UGS), a new platform experience that unifies Unity’s existing Operate Solutions for games and introduces new tools and services that are designed to simplify any developer’s ability to launch cross platform, multiplayer games. Additionally, Unity launched Unity Mediation, which includes waterfall and bidding within Unity Ads. These Mediation offerings are designed to help developers build strong revenue streams by easily optimizing demand from their best-performing ad formats and network partners within the same editor and interface they build and manage their game experience.
•Unity Sports & Live Entertainment goes live with Metacast. Metacast, Unity’s first RT3D sports platform for creating and delivering interactive content directly to the consumer, launched in partnership with UFC, the leading mixed martial arts organization. Together, Unity and UFC will collaborate on research and development of potential applications for Unity Metacast within UFC content.
Outlook
Unity is providing the following guidance for the fourth quarter and raising guidance for the full year ending December 31, 2021.

	Q4 2021	2021
	Guidance	Guidance
Revenue (in millions)	$285 — $290	$1,080 — $1,085
Year-over-year revenue growth	29% — 32%	40%
Non-GAAP loss from operations (in millions)	($20) — ($25)	($59) — ($64)
Non-GAAP operating margin	(7%) — (9%)	(5%) — (6%)
Fully diluted shares outstanding	329M	329M
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Unity’s results computed in accordance with GAAP.
Earnings Webcast Details
Unity plans to host a video webcast for analysts and investors today to discuss its third quarter 2021 financial results and outlook for its fourth quarter and full year 2021. The video webcast is scheduled to begin at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time and can be accessed at the Unity Investor Relations website at investors.unity.com. The video webcast will be available live, and a replay will be available on the Investor Relations website following completion of the live broadcast for approximately 90 days.
About Unity
Unity is the world’s leading platform for creating and operating interactive, real-time 3D content. Our platform provides a comprehensive set of software solutions to create, run, and monetize interactive, real-time 2D and 3D content for mobile phones, tablets, PCs, consoles, and augmented and virtual reality devices. We serve customers of all sizes, at every stage of maturity, from individual creators to large enterprises. For more information, visit unity.com.

Unity uses its Investor Relations website (investors.unity.com), filings with the SEC, press releases, public conference calls, and public webcasts as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Unity’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking statements,” as that term is defined under federal securities laws, including, but not limited to, statements regarding Unity’s fourth quarter and full year 2021 outlook and future financial performance, including the evolution to RT3D content; the closing of the Weta Digital acquisition; the Weta Digital acquisition’s impact on Unity’s momentum and prospects, on Unity’s ability to introduce Weta Digital’s world-class content creation tools to creators and on Unity’s addressable market; Unity’s ability to provide all types of creators and digital artists the ability to create rich, interactive content and build experiences regardless of industry; Unity’s ability to continue to exceed expectations and continue to grow; Unity’s ability to help developers build strong revenue streams with Unity Mediation; and Unity’s ability to successfully collaborate with the UFC strategies, business plans, priorities and objectives, potential market and growth opportunities; product features, functionality, and expected benefits to the business and our customers; competitive position; product strategies and future product and platform features; technological or market trends; and industry environment. The words “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “plan,” “project,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers; (ii) our ability to achieve profitability and the timing for any such achievement; (iii) our ability to retain existing customers and expand the use of our platform; (iv) our ability to further expand into new industries and attract new customers; (v) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to our or our customers’ business practices; (vi) our ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (vii) our ability to compete effectively in the markets in which we participate; (viii) breaches in our security measures, unauthorized access to our platform, our data, or our customers’ or other users’ personal data; (ix) our ability to manage growth effectively; (x) the rapidly changing and increasingly stringent laws, contractual obligations and industry standards that relate to privacy, data security and the protection of children; (xi) Unity’s ability to successfully integrate Weta Digital’s technology and business; (xii) costs related to the acquisition; (xiii) whether potential benefits of the transaction extend to Unity and Weta Digital's customers and other potential creators; (xiv) Unity’s and Weta Digital’s success developing new products or modifying existing products and the degree to which these gain market acceptance; (xvi) any unanticipated impact of accounting for the acquisition; and (xvii) the conditional closing of the transaction. Further information on these and additional risks that could affect Unity’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q filed with the SEC on August 11, 2021, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Copies of reports filed with the SEC are available on the Unity Investor Relations website. Unity assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.
Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Unity’s discretion and may not be delivered as planned or at all. Customers who purchase Unity services should make their purchase decisions based upon services, features, and functions that are currently available.
© 2021 Unity Software Inc. All rights reserved. The Unity design logos, “Unity” and our other registered or common law trademarks, service marks, or trade names are the property of Unity Software Inc. or its affiliates. Other trade names, trademarks, and service marks are the property of their respective owners.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP) we use certain non-GAAP performance financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.
Non-GAAP Gross Profit, Non-GAAP Operating Expenses, and Non-GAAP Loss from Operations
We define non-GAAP gross profit as gross profit excluding stock-based compensation expense and employer tax related to employee stock transactions. We define non-GAAP research and development expense and non-GAAP sales and marketing expense as research and development expense and sales and marketing expense, respectively, excluding stock-based compensation expense, employer tax related to employee stock transactions, and amortization of acquired intangible assets expense. We define non-GAAP general and administrative expense as general and administrative expense excluding stock-based compensation expense, employer tax related to employee stock transactions, a one-time expense for the termination of a future lease agreement, and non-cash charitable contribution expense. We define non-GAAP loss from operations as loss from operations excluding stock-based compensation expense, employer tax related to employee stock transactions, and amortization of acquired intangible assets expense.
We use non-GAAP gross profit and non-GAAP loss from operations in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP loss from operations provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as these metrics exclude stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, a one-time expense for the termination of a future lease agreement, and non-cash charitable contribution expense, which we do not consider to be indicative of our overall operating performance.
Non-GAAP gross profit, non-GAAP operating expenses, and non-GAAP loss from operations have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•they exclude expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP loss from operations exclude the expense of amortization of acquired intangible assets, and although these are non-cash expenses, the assets being amortized may have to be replaced in the future and the aforementioned non-GAAP measures do not reflect cash expenditure for such replacements; and
•the expenses and other items that we exclude in our calculation of non-GAAP gross profit, non-GAAP operating expenses, and non-GAAP loss from operations may differ from the expenses and other items, if any, that other companies may exclude from this measure or similarly titled measures, which reduces their usefulness as comparative measures.

Non-GAAP Net Loss and Non-GAAP Net Loss per Share
We define non-GAAP net loss and non-GAAP net loss per share as net loss and net loss per share excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, a one-time expense for the termination of a future lease agreement, and non-cash charitable contribution expense, as well as the related tax effects of these items. Non-GAAP net loss per share also adds back expense relating to deemed dividends representing excess paid over initial issuance price to repurchase convertible preferred stock. We use non-GAAP net loss and non-GAAP net loss per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.
Non-GAAP net loss and non-GAAP net loss per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•they exclude expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•they exclude the expense of amortization of acquired intangible assets, and although these are non-cash expenses, the assets being amortized may have to be replaced in the future and non-GAAP loss from operations does not reflect cash expenditure for such replacements;
•as further described below, we must make certain assumptions in order to determine the income tax effect adjustment for non-GAAP net loss, which assumptions may not prove to be accurate; and
•the expenses and other items that we exclude in our calculation of non-GAAP net loss and non-GAAP net loss per share may differ from the expenses and other items, if any, that other companies may exclude from this measure or similarly titled measures, which reduces their usefulness as comparative measures.
Income Tax Effects of Non-GAAP Adjustments
We utilize a fixed projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of the non-GAAP adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For the year ended December 31, 2020, the non-GAAP tax rate was (17)%. For the year ending December 31, 2021, we have determined the projected non-GAAP tax rate to be (22)%. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.
Free Cash Flow
We define free cash flow as net cash used in operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments.
Free cash flow has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it is not a substitute for net cash used in operating activities;
•other companies may calculate free cash flow or similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of free cash flow as a tool for comparison; and
•the utility of free cash flow is further limited as it does not reflect our future contractual commitments and does not represent the total increase or decrease in our cash balance for any given period.

Key Metrics
We monitor the following key metrics to help us evaluate the health of our business, identify trends affecting our growth, formulate goals and objectives, and make strategic decisions.
Customers Contributing More Than $100,000 of Revenue
We focus on the number of customers that generated more than $100,000 of revenue in the trailing 12 months, as this segment of our customer base represents the majority of our revenue and revenue growth. We define a customer as an individual or entity that generated revenue during the measurement period. A single organization with multiple divisions, segments, or subsidiaries is generally counted as a single customer, even though we may enter into commercial agreements with multiple parties within that organization.
Dollar-Based Net Expansion Rate
We track our performance by measuring our dollar-based net expansion rate, which compares our Create and Operate Solutions revenue from the same set of customers across comparable periods, calculated on a trailing 12-month basis. Our dollar-based net expansion rate as of a period end is calculated as current period revenue divided by prior period revenue. Prior period revenue is the trailing 12-month revenue measured as of such prior period end and includes revenue from all customers that contributed revenue during such trailing 12-month period. Current period revenue is the trailing 12-month revenue from these same customers as of the current period end. Our dollar-based net expansion rate includes the effect of any customer renewals, expansion, contraction, and churn but excludes revenue from new customers in the current period.
Contact
Investor Relations:
Richard Davis
richard.davis@unity3d.com
Media:
Marisa Graves
marisag@unity3d.com
Source: Unity

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	As of
	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$755,429	$1,272,578
Marketable securities	524,969	479,406
Accounts receivable, net of allowances of $4,936 and $2,714 as of September 30, 2021 and December 31, 2020, respectively	301,035	274,255
Prepaid expenses	31,158	32,025
Other current assets	24,379	22,396
Total current assets	1,636,970	2,080,660
Property and equipment, net	98,688	95,544
Operating lease right‑of‑use assets	104,762	103,609
Goodwill	638,868	286,251
Intangible assets, net	131,927	57,459
Restricted cash	10,823	21,369
Other assets	56,239	26,333
Total assets	$2,678,277	$2,671,225
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,587	$11,303
Accrued expenses and other current liabilities	133,656	106,306
Publisher payables	198,686	182,269
Income and other taxes payable	81,334	64,116
Deferred revenue	129,294	113,853
Operating lease liabilities	25,405	25,375
Total current liabilities	578,962	503,222
Long-term deferred revenue	18,614	20,523
Long-term operating lease liabilities	96,967	98,532
Other long-term liabilities	16,632	11,805
Total liabilities	711,175	634,082
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.000005 par value; 100,000 shares authorized, and no shares issued and outstanding as of September 30, 2021; 100,000 shares authorized, no shares issued and outstanding as of December 31, 2020	—	—
Common stock, $0.000005 par value; 1,000,000 and 1,000,000 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 285,711 and 273,537 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	3,140,485	2,838,057
Accumulated other comprehensive loss	(3,411)	(3,418)
Accumulated deficit	(1,169,974)	(797,498)
Total stockholders’ equity	1,967,102	2,037,143
Total liabilities and stockholders’ equity	$2,678,277	$2,671,225

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$286,328	$200,784	$794,662	$552,109
Cost of revenue	63,517	47,540	179,976	119,840
Gross profit	222,811	153,244	614,686	432,269
Operating expenses
Research and development	178,413	116,648	486,644	283,507
Sales and marketing	97,425	60,764	242,106	147,739
General and administrative	73,723	117,515	272,772	194,988
Total operating expenses	349,561	294,927	1,001,522	626,234
Loss from operations	(126,750)	(141,683)	(386,836)	(193,965)
Interest expense	—	(615)	(600)	(1,403)
Interest income and other expense, net	(64)	(2,023)	1,571	(829)
Loss before provision for income taxes	(126,814)	(144,321)	(385,865)	(196,197)
Provision for (benefit from) income taxes	(11,662)	398	(14,911)	2,609
Net loss	(115,152)	(144,719)	(370,954)	(198,806)
Other comprehensive loss, net of taxes:
Change in foreign currency translation adjustment	(9)	209	41	132
Change in unrealized losses on marketable securities	72	—	(34)	—
Comprehensive loss	$(115,089)	$(144,510)	$(370,947)	$(198,674)
Basic and diluted net loss per share:
Net loss per share attributable to our common stockholders, basic and diluted	$(0.41)	$(0.97)	$(1.32)	$(1.47)
Weighted-average shares used in per share calculation attributable to our common stockholders, basic and diluted	283,714	149,256	280,080	135,671

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating activities
Net loss	$(115,152)	$(144,719)	$(370,954)	$(198,806)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	15,120	11,274	39,222	31,284
Common stock charitable donation expense	—	63,615	—	63,615
Stock-based compensation expense	97,317	61,806	236,654	83,460
Stock-based compensation expense in connection with modified awards for certain employees	—	—	12,624	—
Other	3,324	125	11,004	1,518
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	41,213	(5,890)	(26,336)	(14,718)
Prepaid expenses	3,769	1,697	963	(3,173)
Other current assets	6,188	1,754	(3,771)	(10,083)
Operating lease right-of-use ("ROU") assets	5,931	6,250	17,826	18,258
Deferred tax, net	(23,773)	1,595	(26,912)	1,709
Other assets	2,283	166	(6,536)	(143)
Accounts payable	1,091	(5,363)	(183)	(4,158)
Accrued expenses and other current liabilities	4,019	13,864	23,963	19,683
Publisher payables	(22,682)	11,808	16,417	13,479
Income and other taxes payable	31,798	1,162	15,321	(2,238)
Operating lease liabilities	(8,022)	(5,415)	(20,826)	(17,480)
Other long-term liabilities	(340)	174	(191)	5,347
Deferred revenue	1,539	6,664	9,775	17,594
Net cash provided by (used in) operating activities	43,623	20,567	(71,940)	5,148
Investing activities
Purchase of marketable securities	(5,051)	—	(295,859)	—
Proceeds from principal repayments on marketable securities	3,229	—	14,853	—
Maturities of marketable securities	61,800	—	229,800	—
Purchase of non-marketable investments	—	—	(4,600)	—
Purchase of property and equipment	(9,408)	(9,681)	(27,959)	(28,956)
Acquisition of intangible assets	—	—	—	(750)
Business acquisitions, net of cash acquired	(355,768)	(11,630)	(425,198)	(34,968)
Net cash used in investing activities	(305,198)	(21,311)	(508,963)	(64,674)

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Financing activities
Proceeds from revolving loan facility	—	—	—	125,000
Payment of principal related to revolving loan facility	—	(125,000)	—	(125,000)
Payment of debt issuance costs	—	—	—	(247)
Proceeds from initial public offering, net of underwriting discounts, commissions, and offering costs	—	1,420,145	—	1,420,145
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	—	—	149,970
Proceeds from issuance of common stock	—	—	—	100,000
Purchase and retirement of treasury stock	—	—	—	(110)
Proceeds from exercise of stock options	15,091	11,523	53,150	15,459
Proceeds from exercise of stock options in connection with nonrecourse promissory note	—	—	—	8,856
Net cash provided by financing activities	15,091	1,306,668	53,150	1,694,073
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(31)	233	58	181
Increase (decrease) in cash, cash equivalents, and restricted cash	(246,515)	1,306,157	(527,695)	1,634,728
Cash and restricted cash, beginning of period	1,012,767	475,667	1,293,947	147,096
Cash, cash equivalents, and restricted cash, end of period	$766,252	$1,781,824	$766,252	$1,781,824

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Gross profit reconciliation
GAAP gross profit	$222,811	$153,244	$614,686	$432,269
Add:
Stock-based compensation expense	7,780	5,072	18,237	6,319
Employer tax related to employee stock transactions	975	629	4,247	11
Non-GAAP gross profit	$231,566	$158,945	$637,170	$438,599
GAAP gross margin	78%	76%	77%	78%
Non-GAAP gross margin	81%	79%	80%	79%

Operating expenses reconciliation
Research and development
GAAP research and development expense	$178,413	$116,648	$486,644	$283,507
Add:
Stock-based compensation expense	(49,169)	(31,334)	(114,046)	(42,113)
Employer tax related to employee stock transactions	(6,759)	(2,033)	(20,206)	(2,198)
Amortization of intangible assets expense	(4,304)	(3,083)	(10,817)	(9,036)
Non-GAAP research and development expense	$118,181	$80,198	$341,575	$230,160
GAAP research and development expense as a percentage of revenue	62%	58%	61%	51%
Non-GAAP research and development expense as a percentage of revenue	41%	40%	43%	42%

Sales and marketing
GAAP sales and marketing expense	$97,425	$60,764	$242,106	$147,739
Add:
Stock-based compensation expense	(22,168)	(10,722)	(48,728)	(14,846)
Employer tax related to employee stock transactions	(1,611)	(315)	(4,696)	(333)
Amortization of intangible assets expense	(2,840)	(1,668)	(5,495)	(4,009)
Non-GAAP sales and marketing expense	$70,806	$48,059	$183,187	$128,551
GAAP sales and marketing expense as a percentage of revenue	34%	30%	30%	27%
Non-GAAP sales and marketing expense as a percentage of revenue	25%	24%	23%	23%

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
General and administrative
GAAP general and administrative expense	$73,723	$117,515	$272,772	$194,988
Add:
Stock-based compensation expense	(18,200)	(14,678)	(68,267)	(20,182)
Employer tax related to employee stock transactions	(869)	(93)	(3,649)	(129)
Lease termination expense	—	—	(49,795)	—
Charitable contribution to donor-advised fund	—	(63,615)	—	(63,615)
Non-GAAP general and administrative expense	$54,654	$39,129	$151,061	$111,062
GAAP general and administrative expense as a percentage of revenue	26%	59%	34%	35%
Non-GAAP general and administrative expense as a percentage of revenue	19%	19%	19%	20%

Loss from operations reconciliation
GAAP loss from operations	$(126,750)	$(141,683)	$(386,836)	$(193,965)
Add:
Stock-based compensation expense	97,317	61,806	249,278	83,460
Employer tax related to employee stock transactions	10,214	3,070	32,798	2,671
Amortization of intangible assets expense	7,144	4,751	16,312	13,045
Lease termination expense	—	—	49,795	—
Charitable contribution to donor-advised fund	—	63,615	—	63,615
Non-GAAP loss from operations	$(12,075)	$(8,441)	$(38,653)	$(31,174)
GAAP operating margin	(44)%	(71)%	(49)%	(35)%
Non-GAAP operating margin	(4)%	(4)%	(5)%	(6)%

Net loss and net loss per share reconciliation
GAAP net loss	$(115,152)	$(144,719)	$(370,954)	$(198,806)
Add:
Stock-based compensation expense	97,317	61,806	249,278	83,460
Employer tax related to employee stock transactions	10,214	3,070	32,798	2,671
Amortization of intangible assets expense	7,144	4,751	16,312	13,045
Lease termination expense	—	—	49,795	—
Charitable contribution to donor-advised fund	—	63,615	—	63,615
Income tax effect of non-GAAP adjustments	(14,333)	(1,485)	(23,712)	(2,963)
Non-GAAP net loss	$(14,810)	$(12,962)	$(46,483)	$(38,978)

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
GAAP net loss per share attributable to our common stockholders, basic and diluted	$(0.41)	$(0.97)	$(1.32)	$(1.47)
Total impact on net loss per share, basic and diluted, from non-GAAP adjustments	0.35	0.88	1.16	1.18
Non-GAAP net loss per share attributable to our common stockholders, basic and diluted	$(0.06)	$(0.09)	$(0.16)	$(0.29)

Weighted-average common shares used in GAAP net loss per share computation, basic and diluted	283,714	149,256	280,080	135,671
Weighted-average common shares used in non-GAAP net loss per share computation, basic and diluted	283,714	149,256	280,080	135,671

Free cash flow reconciliation
Net cash provided by (used in) operating activities	$43,623	$20,567	$(71,940)	$5,148
Less:
Purchase of property and equipment	(9,408)	(9,681)	(27,959)	(28,956)
Free cash flow	$34,215	$10,886	$(99,899)	$(23,808)
Net cash used in investing activities	$(305,198)	$(21,311)	$(508,963)	$(64,674)
Net cash provided by financing activities	$15,091	$1,306,668	$53,150	$1,694,073